Exhibit 99.1

CONTACT:	Robert Atkinson, Tween Brands,
Phone 614-775-3739
Tween Brands’ Stockholders Elect Three Directors
Additional Stock Repurchases Authorized
NEW ALBANY, Ohio; May 24, 2007 — At today’s annual stockholder meeting of Tween Brands, Inc. (NYSE: TWB), three directors were elected to three year terms on the Company’s Board of Directors. David A. Krinsky, Kenneth T. Stevens and Kenneth J. Strottman were each elected to serve three-year terms expiring at the 2010 annual meeting. Stockholders also ratified the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the current fiscal year.
Tween Brands Chairman and CEO Mike Rayden reported to stockholders on the Company’s financial and operating performance during 2006, and gave an update on the strategies for future growth. Highlights of Mr. Rayden’s report included:
•	Record net sales for 2006 of $883.7 million, a 17% increase on 2005 sales;
•	A 22% increase in earnings per diluted share for 2006 to $1.95, another record;
•	A return of nearly $130 million to shareholders during 2006 and early 2007 through the company’s on-going share repurchase program;
•	The opening of 67 new Justice stores throughout the U.S. during 2006;
•	The successful launch of birthday parties at Justice stores and the brands first catazine issues;
•	The plan to open 100 Justice stores in 2007 and a net increase of 25 to 30 new Limited Too stores and the remodeling of 40 to 50 older stores;
•	The expansion of the Company’s home office to accommodate the growing needs of the business and the acquisition of adjacent property to provide for future growth;
•	First quarter 2007 net sales up 14% to $223.2 million and an 11% increase in earnings per diluted share to $0.39.
Following the annual meeting, the Board of Directors amended Tween Brands’ share repurchase program to restore the amount that may be used to repurchase shares to $150 million over a two year period beginning May 29, 2007. The purchases may occur from time to time, subject to market conditions, in open market or in privately negotiated transactions, and in accordance with Securities and Exchange Commission requirements. There can be no assurance that the company will repurchase any shares under the amended share repurchase program.
Since the original authorization by the Board in November 2004, the company has repurchased more than six million shares of its common stock.

About Tween Brands, Inc.
Tween Brands, Inc. is a leading specialty retailer for tweens (ages 7 to 14). At Limited Too, the company sells sportswear, related accessories and key lifestyle items for active, fashion-aware tween girls. Limited Too currently operates 569 stores across the United States, and has a select number of international franchised stores. Limited Too publishes a catazine coinciding with key tween shopping times throughout the year and conducts e-commerce on its Web site, www.limitedtoo.com.
Justice is the company’s newer specialty retail concept for tween girls, offering moderately-priced sportswear, accessories and lifestyle items in predominantly off-the-mall store sites. Justice also publishes a catazine for its tween customers and currently operates 190 stores across the United States, the locations of which can be found on their Web site, www.justicejustforgirls.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains various “forward-looking statements” specifically related to the company’s financial performance for fiscal 2007, within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “target,” “predict,” “believe,” “intend,” “plan,” “expect,” “hope,” “risk,” “could,” “pro forma,” “potential,” “prospects,” “outlook,” or similar words. These statements discuss future expectations, contain projections regarding future developments, operations or financial conditions, or state other forward-looking information. These forward-looking statements involve various important risks, uncertainties and other factors that could cause our actual results for 2007 to differ materially from those expressed. The following factors, among others, could affect our future financial performance and cause actual future results to differ materially from those expressed or implied in any forward-looking statements included in this press release: changes in consumer spending patterns, consumer preferences and overall economic conditions; decline in the demand for our merchandise; the impact of competition and pricing; the effectiveness of our brand awareness and marketing programs; a significant change in the regulatory environment applicable to our business; risks associated with our sourcing and logistics functions; the impact of modifying and implementing new information technology systems; changes in existing or potential trade restrictions, duties, tariffs or quotas; currency and exchange risks; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire and train associates; the potential impact of health concerns relating to severe infectious diseases, particularly on manufacturing operations of our vendors in Asia and elsewhere; acts of terrorism in the U.S. or worldwide; and other risks that may be described in other reports and filings we make with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included here will prove to be accurate. The inclusion of forward-looking statements should not be regarded a representation by us, or any other person, that our objectives will be achieved. The forward-looking statements made herein are based on information presently available to us, as the management of the company. We assume no obligation to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
Company home page: www.tweenbrands.com